UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2010

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

We mailed a Proxy Statement on or about August 26, 2010 to our stockholders of record as of August 16, 2010 in connection with our 2010 Annual Meeting of Stockholders, which was held on October 1, 2010 at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California, 91361.  At the Meeting, the stockholders voted on two matters, both of which were approved.

The first matter was the election of the members of the Board of Directors. The six directors elected and the tabulation of the votes (both in person and by proxy) was as follows:

Nominees for Directors	For	Against	Withheld

Stephen G. Berman	23,892,553	0	412,917
Dan Almagor	23,956,744	0	348,726
Marvin W. Ellin	24,012,408	0	293,062
Robert E. Glick	23,773,664	0	531,806
Michael G. Miller	23,772,937	0	532,533
Murray L. Skala	20,989,103	0	3,316,367

There were 1,916,088 broker held non-voted shares represented at the Meeting with respect to this matter.

The second matter upon which the stockholders voted was the proposal to ratify the appointment by the Board of Directors of BDO Seidman, LLP, as our independent certified public accountants for 2010. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

26,027,832	189,462	4,264

     There were no broker held non-voted shares represented at the Meeting with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: October 6, 2010	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO